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                                  EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Risk Management Group, Inc. (the "Company") of our reports dually dated September 11, 1998 and September 30, 1998, related to the financial statements of Industrial Fabrication and Repair, Inc. and Workforce Properties Corporation which are not presented separately in that Registration statement.

Reel & Swafford, PLLC

Knoxville, Tennessee
October 20, 1999